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                                                                    EXHIBIT 3.2


                                     BY-LAWS
                                       OF
                            PROASSURANCE CORPORATION

                                    ARTICLE I

                                     OFFICES

         SECTION 1. The registered office of ProAssurance Corporation (herein called the "Corporation"), in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be determined from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed Waiver of Notice thereof. In the event that no place is designated, or if a special meeting is otherwise called, the place of the meeting shall be the principal office of the Corporation.

         SECTION 2. Annual meetings of stockholders, commencing with the year 2002, shall be held on the second Tuesday in the month of May, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         SECTION 4. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.


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Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Vice Chairman of the Board, or the President, and shall be called by the President or Secretary at the request in writing of eighty percent (80%) of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice therefor.

         SECTION 8. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having one-third of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         SECTION 9. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

         SECTION 10. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted


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or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may grant authority to another person or persons to act for him or her by proxy by any valid means permitted by law, or the Certificate of Incorporation or the By-Laws of the Corporation. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

         SECTION 11. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 12. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or


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procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         SECTION 13. The chairman of the meeting may adjourn any meeting of the stockholders from time to time, whether or not a quorum is present, without notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 14. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 15. A stockholder may propose a matter that is a proper subject for action by the stockholders for consideration at the annual meeting of the stockholders of the Corporation in accordance with the following procedure. Nominations for election to the Board of Directors shall be made only as provided in Article III, Section 9 of these By-Laws. A stockholder may submit not more than one proposal (excluding any for which a meeting has been called and is specified in the notice of the meeting) by delivery of written notice of such stockholder's intent to make such proposal, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than December 1 in the year preceding the annual meeting at which the proposal is to be considered or such other date as may be established by the Board of Directors for a particular annual meeting by written notice to the stockholder. Each such notice shall set forth: (a) a brief description of the matter or matters desired to be brought before the meeting (including the complete text of the resolutions to be presented at the meeting) and the reasons for considering such matter or matters at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder who intends to propose such matter or matters; (c) a representation that the stockholder has been a holder of shares of the Corporation entitled to vote as such meeting for a period of one year and intends to hold such shares through the date of the annual meeting and to appear in person or by proxy at the meeting to bring before the meeting the matter specified in the notice; (iv) a description of all arrangements, understandings or relationships between the stockholder and any other person or


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persons (naming such person or persons) with respect to shares of capital stock of the Corporation or the matter specified in the notice; and (v) any material interest of the stockholder in the matter specified in the notice. A stockholder proposal, including any accompanying statement, may not exceed five hundred
(500) words. Stockholders may not submit proposals for consideration at a special meeting of the stockholders of the Corporation. The presiding officer at a meeting of the stockholders may refuse to acknowledge the proposal of any stockholder not made in compliance with the foregoing.

         A shareholder may not participate at an annual meeting or special meeting of shareholders by a conference telephone or other similar communications equipment.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders or officers of the Corporation.

         SECTION 2. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 3. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, or the Vice-Chairman of the Board of Directors, or the President, and shall be called by the President at the request of at least sixty-six and two-thirds percent (66-2/3%) of the directors then serving on the Board of Directors.

         SECTION 5. Notice of any special meeting shall be given at 24 hours before the time such special meeting is to be held. Said notice shall be in writing and delivered personally or by commercial courier, electronic mail or facsimile, to each director at his business address, or by telegram. If notice be given by facsimile or electronic mail, such notice shall be deemed to be delivered upon confirmation of the transmission of the notice to the business address of the director. If notice be given by courier, such notice shall be deemed to be delivered when the notice is delivered to the commercial courier. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to

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be transacted at, nor the purpose of, any regular or special meeting of the
Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. At all meetings of the Board of Directors, or of a committee thereof, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, or such committee, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, or such committee, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 7. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         SECTION 8. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid compensation for attendance at each meeting of the Board of Directors or fixed compensation as a director or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 9. Nominations for election to the Board of Directors shall be made by the Nominating Committee of the Board of Directors, or if none, by the Board of Directors. Any stockholder of any outstanding class of capital stock entitled to vote for the election for directors may nominate one or more persons for election as directors at an annual meeting of the stockholders only in accordance with the nomination procedure herein set forth. Nominations by a stockholder shall be made only by delivery of written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than December 1 in the year preceding the annual meeting at which the nomination(s) is proposed to be made or such other date as may be established by the Board of Directors for a particular annual meeting by written notice to the stockholders. Each such notice shall be set forth: (a) the name and address of the stockholder, as they appear on the Corporation's books, who intends to make the nomination and the name and address of the person or persons to be nominated; (b) a representation that the stockholder is a holder of shares of the Corporation entitled to vote at such meeting and a representation that the stockholder intends to be a holder on date of the meeting and to appear in person or by proxy to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement


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filed pursuant to the proxy rules of the Securities and Exchange Commission had the Board of Directors solicited proxies for the election of such nominee at the meeting; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Board of Directors shall have no obligation to solicit proxies from the stockholders for election of any directors other than those nominated by the Nominating Committee or the Board of Directors, as the case may be. The presiding officer at the meeting of the stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 10. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

         SECTION 11. After the first annual meeting of the Stockholders, no person shall be nominated to serve on the Board of Directors if such person would be 72 years of age on or after January 1 of the first year of the term for which such person is proposed to be nominated.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

         SECTION 1.

                  (a) There may be an Executive Committee of the Board of Directors to be comprised of at least three (3) directors. Unless another member is designated, the Chairman of the Executive Committee or the Chairman of the Board of Directors shall be designated as Chairman of the Executive Committee. The Executive Committee shall include the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, and the Chief Executive Officer (if different than the Chairman of the Board). The members of the Executive Committee shall be nominated by the Chairman of the Board of Directors subject to ratification by the Board of Directors.

                  (b) During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to Article IV, Section 6 below, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, or any resolution of the Board of Directors concerning the establishment or membership of the Executive Committee, and the


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Executive Committee shall not have the authority of the Board of Directors in reference to matters required by law to be passed upon by the full Board.

                  (c) The Executive Committee shall meet from time to time on call of its Chairman. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a written record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                  (d) The Executive Committee shall act by majority vote of its members.

         SECTION 2.

                  (a) There is hereby created a Nominating Committee of the Board of Directors to be comprised of at least three (3) directors appointed by the Chairman of the Board of Directors, one of whom shall be designated as Chairman of the Nominating Committee. The Nominating Committee shall be appointed at the first meeting of the Board of Directors following the annual meeting of the stockholders.

                  (b) The Nominating Committee so appointed will be authorized to field a slate of candidates for positions on the Board of Directors becoming vacant at the next annual meeting of the stockholders of the Corporation or becoming vacant as a result of a vacancy on the Board of Directors.

                  (c) The Nominating Committee shall meet from time to time on call of its Chairman. Meetings of the Nominating Committee may be held at such place or places, within or without the State of Delaware, as the Nominating Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Nominating Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a written record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                  (d) The Nominating Committee shall act by a majority vote of its members.

         SECTION 3.

                  (a) There is hereby created a Audit Committee of the Board of Directors to be comprised of at least three (3) directors, all of whom shall be non-employee directors and one of whom shall be designated as Chairman of the Audit Committee. The members of the Audit Committee shall be nominated by the Chairman of the Board of Directors subject to ratification by the Board of Directors.


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                  (b)      The Audit Committee shall recommend a formal written
charter for adoption by the Board of Directors. The Charter shall specify (i) the scope of the Audit Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements;
(ii) that the outside auditor is ultimately accountable to the Board of Directors and the Audit Committee of the Corporation, that the Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in a proxy statement to the stockholder); (iii) that the Audit Committee is responsible for ensuring that the outside auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Corporation, for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence; and
(iv) such other matters as may otherwise be required to be addressed by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange or other applicable regulatory authorities and as may be desirable to the Audit Committee. The Audit Committee shall review the Charter annually, reassess the adequacy of the Charter, and recommend any proposed changes to the Charter for adoption by the Board of Directors.

                  (c) The Audit Committee shall meet from time to time on call of its Chairman. Meetings of the Audit Committee may be held at such place or places, within or without the State of Delaware, as the Audit Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Audit Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a written record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                  (d) The Audit Committee shall act by a majority vote of its members.

         SECTION 4.

                  (a) There is hereby created a Compensation Committee of the Board of Directors to be comprised of at least three (3) directors, one of whom shall be designated as Chairman of the Compensation Committee. The members of the Compensation Committee shall be nominated by the Chairman of the Board of Directors subject to ratification by the Board of Directors.

                  (b) The Compensation Committee so appointed will be authorized to recommend to the Board of Directors from time to time the compensation to be made to all officers, directors and committee members (hereinafter "Executive Compensation") of the

Corporation. The compensation may include but is not limited to salary, bonus, stock options, stock appreciation rights, restricted stock awards, other annual compensation, deferred compensation, retirement benefits, and any mixture thereof as the Compensation Committee deems appropriate in light of the performance of the Corporation.

                  (c) The Compensation Committee shall meet from time to time on call of its Chairman. Meetings of the Compensation Committee may be held at such place or places, within or without the State of Delaware, as the Compensation Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Compensation Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a written record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                  (d) The Compensation Committee shall act by a majority vote of its members.

         SECTION 5. The Board of Directors, by resolution adopted by a majority of the entire Board, may create one or more additional committees, which shall have and may exercise such powers of the Board of Directors as may be determined from time to time by the Board of Directors. Each committee shall be comprised of at least three (3) directors appointed by the Chairman of the Board of Directors subject to ratification by the Board of Directors.

         SECTION 6. No committee of the Board of Directors shall have the power or authority to approve or adopt, or recommend to stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or to adopt, amend or repeal any By-Law of the Corporation. No committee of the Board of Directors shall have the power or authority to declare a distribution, or dividend or to authorize the issuance of stock. Any committee of the Board of Directors, and each member thereof, shall serve at the pleasure of the Board of Directors.

                                    ARTICLE V

                                     NOTICES

         SECTION 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

         SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Chairmen of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Treasurers, Assistant Secretaries, and other officers (including, without limitation, a Chief Operating Officer) as may from time to time be elected or appointed as herein provided. Any two or more offices may be held by the same person. Two or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the Certificate of Incorporation or By-Laws to be executed, acknowledged or verified by two or more officer.

         SECTION 2. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meetings of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. The Board of Directors or the Chairman of the Board may appoint agents and employees to serve for such time and to have such duties and authority as the Board of Directors or the Chairman of the Board may determine.

         SECTION 3. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer may be removed, with or without cause, at any time, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract right in favor of such officer or agent.

         SECTION 4. Vacancies occurring in any office filled by the Board of Directors because of death, resignation, removal, and disqualification or otherwise, shall be filled by the Nominating Committee of the Board of Directors, or if none, by the Board of Directors, for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Chairman of the Board of Directors for the unexpired portion of the term.

         SECTION 5. The Chairman of the Board of Directors shall, when present, preside at all meetings of the stockholders and of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, and in general shall perform all duties incident to the office of the Chairman of the Board of Directors and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 6. The Chief Executive Officer, subject to the control of the Board of Directors, shall in general supervise control of the business and affairs of the Corporation. The Chief Executive Officer may sign, with the Secretary or any Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 7. The Vice Chairman of the Board of Directors (or in the event there be more than one Vice Chairman, the Vice Chairman in the order designated by the Board of Directors at the time of their election or from time to time thereafter, or in the absence of any designation, then in the order of the Vice Chairman who has held such office for the longest consecutive period) shall preside at meetings of the stockholders and the Board of Directors in the absence of the Chairman of the Board of Directors, or in the event of his or her death, inability or refusal to act. The Vice Chairman of the Board of Directors shall perform all duties incident to the office of Vice Chairman of the Board of Directors and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board of Directors.

         SECTION 8. The Chief Operating Officer, subject to the control of the Board of Directors and the Chief Executive Officer, shall in general supervise the administrative affairs of the Corporation. The Chief Operating Officer may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Operating Officer and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

         SECTION 9. The President shall have such administrative and supervisory duties as are assigned to the President by the Board of Directors or the Chief Executive Officer. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 10. The Board may elect one or more Vice-Presidents with such designations as determined by the Board. In the absence of the President or in the event of their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors at the time of their election or from time to time thereafter, or in the absence of any designation, then in the order of the Vice President who has held such office for the longest period) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors.

         SECTION 11. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors (including each committee of the Board of Directors) in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors.

         SECTION 12. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 13. The Assistant Treasurers shall perform the duties of the Treasurer during his absence or incapacity. The Assistant Secretaries shall perform the duties of the Secretary during his absence or incapacity. The Assistant Secretaries may sign with the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.

         SECTION 14. The salaries of all officers, employees and agents of the Corporation, including the Chairman of the Board of Directors, Chief Executive Officer, Vice Chairman of the Board of Directors, Chief Operating Officer, President, Secretary and Treasurer, shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to any committee of the Board of Directors, or to any officer(s) of the Corporation, the power to fix the compensation of any officer, employee or agent of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

         SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, the President, or a Vice President, and the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation.

         SECTION 2. Where a certificate is countersigned (l) by a transfer agent other than the Corporation, or (2) by a registrar other than the Corporation, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond or indemnity agreement in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, subject to any restrictions on transfer noted conspicuously on such certificate or imposed by law, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting subject to the provisions of Article II, Section 10 hereof.

         SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be found to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the applicable law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 4. The fiscal year of the Corporation shall be as established from time to time by the Board of Directors.

         SECTION 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                 INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         SECTION 2. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including the dismissal of an action without prejudice, the disposition of a claim or issue by partial summary judgment, or any other partial success, or the settlement of any action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         SECTION 4. Expenses incurred in defending or investigating a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent of the Corporation to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

         SECTION 5. The indemnification and advancement of expenses provided by, or granted pursuant to, the other portions of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification shall be made to the fullest extent permitted by law (as it presently exists or may hereafter be amended). All rights to indemnification under this Article IX shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent of the Corporation who serves in such capacity at any time while these By-Laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not effect any rights or obligations then existing.

         SECTION 6. Any indemnification or advance shall be made promptly and in any event within forty-five (45) days, upon the written request of the director, officer, employee or agent of the Corporation, unless a determination is reasonably and promptly made that such director, officer, employee or agent failed to meet the applicable standard of conduct set forth in Sections 1 or 2 of this Article IX. Such determination shall be made (l) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders. If the request for indemnification involves an action, suit or proceeding that arises from the merger, consolidation, reorganization, liquidation, sale of all or substantially all of the assets, or other extraordinary transaction of the Corporation, the inquiry and resolution thereof required by this Section 6, at the option of the person seeking indemnification, shall be made by a neutral person mutually acceptable to the Corporation and the person seeking indemnification (the "Neutral Person"). If no disposition of such claim for indemnification is made within forty-five (45) days, a favorable determination of entitlement to indemnification shall be deemed to have been made. The expenses (including attorney's fees) incurred by the person seeking indemnification in connection with successfully establishing such person's right to indemnification, in whole or in part, shall also be indemnified by the Corporation.

         SECTION 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 8. Neither the repeal or modification of this Article IX nor the adoption of any provision of the Certificate of Incorporation or the By-Laws inconsistent with this Article IX shall adversely affect the rights of any director, officer, employee or agent of the Corporation with respect to causes of action, suits or claims that accrue or arise prior to such repeal, modification or adoption of an inconsistent provision. If this Article IX or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the fullest extent permitted by applicable portions of this Article IX that shall not have been invalidated, or by any other applicable law.

         SECTION 9. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX.

         SECTION 10. Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article IX and/or agreements which may be entered into between the Corporation and directors, officers, employees, or agents of the Corporation from time to time.

         SECTION 11. For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed against a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; references to "director, officer, employee or agent of the Corporation" shall include any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

         SECTION 12. If a director, officer, employee or agent of the Corporation is entitled to indemnification under Sections 1 or 2 of this Article IX for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the director, officer, employee or agent of the Corporation for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which such director, officer, employee or agent of the Corporation is entitled to be indemnified.

         SECTION 13. Each and every paragraph, sentence, term and provision of this Article IX shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this
Article IX shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

         SECTION 14. If the Delaware General Corporation Law is amended to authorize further expansion of the rights of any director, officer, employee or agent of the Corporation to indemnification by the Corporation, then the rights of such director, officer, employee or agent of the Corporation to such indemnification hereunder shall be expanded to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                    ARTICLE X

                                   AMENDMENTS

         SECTION 1. To the extent permitted by the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting. Amendment of these By-Laws by the Board of Directors shall require the vote of not less than a majority of the members of the Board of Directors then in office.